Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-51603, 333-27437, 333-63659, 333-101792, 333-110961, and 333-159284), and in Post-Effective Amendment No. 1 and Post-Effective Amendment No. 2 to Registration Statement No. 333-159284 of RadioShack Corporation of our report dated December 23, 2009 relating to the financial statements and supplemental schedule of the RadioShack 401(k) Plan, which appears in this Form 11-K.

/s/ WEAVER AND TIDWELL, L.L.P.

     WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
December 23, 2009